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                                                                     Exhibit 5.1
                                 April 26, 2002

Emulex Corporation
3535 Harbor Boulevard
Costa Mesa, California 92626

        Re: Emulex Corporation Registration Statement on Form S-3


Ladies & Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"). By means of the Registration Statement, the Company is registering the resale by certain selling securityholders specified in the Registration Statement and the prospectus associated therewith, from time to time, of (i) $345,000,000 aggregate principal amount of the Company's 1.75% Convertible Subordinated Notes due February 1, 2007 (the "Notes"), (ii) an aggregate of 6,408,030 shares of the Company's common stock, $0.10 par value (the "Stock") issuable upon conversion of the Notes, and (iii) related preferred stock purchase rights (the "Rights") issuable pursuant to the Company's stockholder Rights Agreement, dated January 19, 1989, as amended (the "Rights Agreement"). The Notes were issued pursuant to the indenture dated as of January 29, 2002 (the "Indenture") between the Company and State Street Bank and Trust Company of California , N.A.

        We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of our opinion, we have examined and relied upon signed copies of the Registration Statement filed with the Commission as of the date hereof and such other documents, records, certificates and other instruments as we have deemed necessary. We have assumed (i) the genuineness of all signatures on all documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) that all signatories on the documents reviewed by us have adequate power and authority and have taken all necessary actions to execute, deliver and perform such parties' obligations under such documents and have executed and delivered such documents; (iv) each person signing a document reviewed by us is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents, (v) all documents reviewed by us (other than the Notes and the Indenture with respect to the Company) constitute legal, valid and binding obligations of the parties thereto, and (vi) the parties have received the consideration to be delivered to them pursuant to the terms of the Notes and Indenture.


        We have assumed that a court of the State of California would apply the laws of the State of California to the Notes and the Indenture notwithstanding the stated choice of New York law, or that the laws of the State of New York are substantially identical to the laws of the State of California with respect to all matters that are the subject of our opinions.

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        In rendering this opinion, we have assumed that there are no understandings, documents or agreements that would expand or otherwise modify the obligations of the parties contrary to that expressed in the Notes and the Indenture.

        As to facts which are relevant to the legal conclusions expressed herein, we have assumed that the representations and warranties in the Notes and the Indenture are true and correct in all material respects.

        It is our opinion that:

        1. The Notes have been duly authorized and validly issued and constitute valid and binding obligations of the Company in accordance with their terms.

        2. The Stock, when issued, sold and delivered upon conversion of the Notes in accordance with the terms thereof, in the manner and for the consideration referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

        3. Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, and the provisions of the Rights Agreement have been complied with in connection with the issuance of the Stock, then (i) the Rights attributable to the Stock, other than the Option Stock, are legally issued, and (ii) the Rights attributable to the Option Stock will be legally issued.

        In connection with the opinion set forth in paragraph 3 above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

        The opinions set forth above are subject to, and limited by, the following qualifications, exceptions and reservations:

        a. The effect of bankruptcy, insolvency, reorganization and similar laws or equitable principles relating to or limiting creditors' rights generally and moratorium laws from time to time in effect.

        b. The limitations imposed by equitable principles of federal law, California law or the laws of any other state upon the specific enforceability of any of the remedies, covenants, or other provisions of the Notes and Indenture and upon the availability of injunctive relief or other equitable remedies.

        c. The unenforceability under certain circumstances of provisions (i) expressly or by implication waiving broadly or vaguely stated rights, unknown future

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rights, defenses to obligations or rights created by law, (ii) imposing penalties or forfeitures, (iii) indemnifying a party against liability for its own negligent or wrongful acts, (iv) allowing the exercise of summary remedies without requiring notice or opportunity for hearing or correction, or (v) providing that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        d. The rights to indemnity under the Notes and Indenture may be limited by federal or state securities laws, other applicable laws or the public policy underlying such laws.

        e. The discretion of any court of competent jurisdiction in awarding equitable remedies, including without limitation, specific performance or injunctive relief.

        g. The effect of California or other law providing that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

        We are licensed to practice law only in the State of California. The foregoing opinion applies only with respect to the effect of federal law and the laws of the State of California and the General Corporation Law of the State of Delaware on the subject transaction, and we express no opinion with respect to the laws of any other jurisdiction.

        This opinion is stated as of the date hereof, and we assume no responsibility to update this opinion of changes which may hereafter be brought to our attention. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.

                      Respectfully submitted,

                      JEFFER, MANGELS, BUTLER & MARMARO LLP